EXHIBIT 5

[PILLSBURY LETTERHEAD]

January 6, 2003

UnionBanCal Corporation

400 California Street

San Francisco, CA  94104-1302

                Re:          Registration Statement No. 333-03040

Ladies and Gentlemen:

                With reference to the Registration Statement on Form S-3 (the “Registration Statement”) filed by UnionBanCal Corporation, a California corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 600,000 shares of the Company’s Common Stock (the “Shares”) issuable pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

                We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement and the Prospectus and to the references to this firm under the heading “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                                                                Very truly yours,

                                                                                                /s/  PILLSBURY WINTHROP LLP